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                                                                EXHIBIT d(4)(d)


                                 AMENDMENT NO. 3
                                       TO
                            FOREIGN COUNTRY SELECTION
              AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                              DELEGATION AGREEMENT


         This Amendment No. 3, dated as of December 22, 1998, amends the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement, dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof (as amended and supplemented, the "Agreement").

         NOW, THEREFORE, the parties agree as follows;

         The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following portfolio of AIM Special Opportunities Funds:

                  AIM Mid Cap Opportunities Fund

         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.





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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed by their respective officers on the date first written above.


                                              A I M ADVISORS, INC.



Attest: /s/ P. MICHELLE GRACE                 By: /s/ CAROL F. RELIHAN
       -----------------------------             -------------------------------
       Assistant Secretary                        Senior Vice President


AIM ADVISOR FUNDS, INC.                   AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                     AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund      AIM Mid Cap Opportunities Fund
AIM Advisor Large Cap Value Fund
AIM Advisor MultiFlex Fund                AIM SUMMIT FUND, INC.
AIM Advisor Real Estate Fund
                                          AIM INTERNATIONAL FUNDS, INC.
AIM EQUITY FUNDS, INC.                    AIM Asian Growth Fund
AIM Aggressive Growth Fund                AIM European Development Fund
AIM Blue Chip Fund                        AIM International Equity Fund
AIM Capital Development Fund              AIM Global Aggressive Growth Fund
AIM Charter Fund                          AIM Global Growth Fund
AIM Constellation Fund                    AIM Global Income Fund
AIM Weingarten Fund
                                          AIM VARIABLE INSURANCE FUNDS, INC.
AIM FUNDS GROUP                           AIM V.I. Aggressive Growth Fund
AIM Balanced Fund                         AIM V.I. Balanced Fund
AIM Global Utilities Fund                 AIM V.I. Capital Appreciation Fund
AIM High Yield Fund                       AIM V.I. Capital Development Fund
AIM Income Fund                           AIM V.I. Diversified Income Fund
AIM Money Market Fund                     AIM V.I. Global Growth and Income Fund
AIM Select Growth Fund                    AIM V.I. Global Utilities Fund
AIM Value Fund                            AIM V.I. Government Securities Fund
                                          AIM V.I. Growth Fund
AIM INVESTMENT SECURITIES FUNDS           AIM V.I. Growth & Income Fund
AIM High Yield Fund II                    AIM V.I. High Yield Fund
                                          AIM V.I. International Equity Fund
                                          AIM V.I. Money Market Fund
                                          AIM V.I. Telecommunications Fund
                                          AIM V.I. Value Fund



Attest: /s/ P. MICHELLE GRACE             By: /s/ ROBERT H. GRAHAM
       -----------------------------         -----------------------------------
       Assistant Secretary                              President